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                                                                 Exhibit 10.91



                               AMENDMENT NO. 9 TO
                AMENDED AND RESTATED LOAN AND SECURITY AGREEMENT

BY THIS AMENDMENT NO. 9 TO AMENDED AND RESTATED LOAN AND SECURITY AGREEMENT ("Amendment No. 9") dated as of June 29, 1994, PATTEN RECEIVABLES FINANCE CORPORATION VI, a Delaware corporation ("Borrower"), and GREYHOUND FINANCIAL CORPORATION, a Delaware corporation ("Lender"), for good and valuable consideration, the receipt of which is hereby acknowledged, hereby confirm and agree as follows:

                                   ARTICLE 1

                                  INTRODUCTION

     1.1 Lender, as successor-in-interest to Greyhound Real Estate Finance Company, an Arizona corporation, and Borrower are parties to that Amended and Restated Loan and Security Agreement dated as of January 9, 1990, as amended by a June 12, 1990 letter amendment, a July 18, 1990 letter amendment, an August 31, 1990 Amendment No. 1 to the Amended and Restated Loan and Security Agreement, a November 19, 1990 letter agreement, a March 23, 1991 Amendment No. 2 to the Amended and Restated Loan and Security Agreement, a November 21, 1991 Amendment No. 3 to the Amended and Restated Loan and Security Agreement, a January 30, 1992 Amendment No. 4 to the Amended and Restated Loan and Security Agreement, a May 11, 1992 letter agreement, an October , 1992 Amendment No. 5 to the Amended and Restated Loan and Security Agreement, a December 14, 1992 letter agreement, a May 12, 1993 Amendment No. 6 to the Amended and Restated Loan and Security Agreement, a February 18, 1994 Amendment No. 7 to the Amended and Restated Loan Agreement, and a March 25, 1994 Amendment No. 8 to Amended and Restated Loan and Security Agreement (collectively, the "Agreement").

     1.2 Borrower and Lender wish to amend the Agreement, among other ways, to extend the borrowing term, to confirm the approval by Lender of the Cypress Springs, Indigo Lake Estates and the Lake Ridge PROPERTIES, AND to include cross-default provisions in the Agreement with respect to loans from Lender to Affiliates of PRFCVI, including, without limitation, a loan from Lender to Properties of the Southwest, Inc., a Delaware corporation ("PSI") an affiliate of Borrower, all as more fully provided below.

                                   ARTICLE 2

                                   AGREEMENT

     2.1 Except as otherwise defined herein or unless the context otherwise requires, capitalized terms used in this Amendment No. 9 shall have the meaning given to them in the Loan Agreement.

     2.2  The Loan Agreement is amended as follows:

          (a) Paragraph 1.16 of the Loan Agreement is amended by deleting "fourteen percent (14%) when it appears and inserting "eleven and one-half percent (11 1/2%)" in its place:

          (b) Paragraph 1.7 is deleted in its entirety and the following is substituted in its place:

    "1.7 "Borrowing Term": the period of time commencing on the date of this Agreement and ending on the close of Lender's business day (or, if such is not a normal business day of Lender, on the next business day of Lender) on the earlier of (a) the date which is twenty-four (24) months after the date of the first Advance of the Loan after May 9, 1994 or (b) June 30, 1996."

          (c) Paragraph 1.30 is deleted in its entirety and the following is substituted in its place:

    "1.30 "Project": a lot or parcel of land located in the following vacation communities: (a) Eagle Creek, located in Wilson County, Texas; (b) The Springs at Rebecca Creek, located in Comal County, Texas; (c) Sendera Lakes, located in Montgomery County, Texas; (d) Cedar Hills, located in Jefferson

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    County, Montana; (e) Holiday Shores at Lake Sinclair, located in
    Hancock County, Georgia; (f) Carolina Lakes, located in Sanford, North Carolina; (g) Mallard Bay, located in Northumberland County, Virginia; (h) Norris Shores, located in Sharp's Chappel, Tennessee; (i) Valley View Ranch, located in Hays County, Texas; (j) Summer Mountain Ranch, located in Hays County, Texas; and (k) Cypress Springs located in Comal County, Texas;
    (l) Indigo Lake Estates located in Montgomery County, Texas; (m) Lake Ridge (Phase I) located in Dallas County, Texas; and (n) such other vacation/residential communities which satisfy the conditions set forth in
    Exhibit 3 to Amendment No. 6 to Amended and Restated Loan and Security Agreement, which Exhibit 3 is incorporated herein by this reference. The inclusion of Cypress Springs, Indigo Lake Estates and Lake Ridge (Phase I) within the definition of "Project" is not intended to waive the full satisfaction by Borrower of all of the conditions specified in Exhibit 3 to Amendment No. 6 to Loan and Security Agreement with regard thereto."

        (d) Paragraph 4.3 is deleted in its entirety and the following is inserted in its place:

    4.3 Advances shall not be made more frequently than twice monthly or in amounts less than One Hundred Thousand Dollars ($100,000); provided, however, that Borrower will pay to Lender at the time of the second Loan Advance made during a month an administrative fee equal to the greater of
    (a) 0.25% of such Advance or (b) $500.00.

        (e) Paragraph (c) to Exhibit 1 to the Agreement is deleted in its entirety and the following is substituted in its place:

    "(c) Patten or the selling Operating Subsidiary has received from the Purchaser a minimum cash down payment of 10% of the total sales price, unless the total sales price for a Parcel is in excess of $28,000 for Projects other than the Lake Ridge (Phase I) Project or the unpaid principal of the Instrument is in excess of $32,000 for the Lake Ridge (Phase I) Project, in which case Patten or the selling Operating
    Subsidiary must have received a minimum cash down payment of 20% of the total sales price, no part of which has been advanced or loaned to such Purchaser by Borrower, Patten or an Operating Subsidiary, either directly or indirectly; provided, however, that unless otherwise approved in writing by Lender in its sole and absolute discretion, the unpaid principal balance of an Instrument arising from the Lake Ridge (Phase I) Project may not exceed $40,000. Lender agrees to consider for approval as Eligible Instruments, on a case by case basis, Instruments arising from the Lake Ridge (Phase I) Project which have unpaid principal balances in excess of $50,000 but otherwise qualify as Eligible Instruments, provided that such approval may be withheld in Lender's sole and absolute discretion."

        (f) Paragraph (k) to Exhibit 1 to the Agreement is deleted in its entirety and the following is substituted in its place:

    (k) For each Advance, the average net outstanding principal balance on all Instruments being assigned to Lender in connection with such Advance, excluding Instruments arising from the Lake Ridge (Phase I) Project, shall not exceed $28,000.

        (g) Paragraph (l) to Exhibit 1 to the Agreement is deleted in its entirety and the following is substituted in its place:

    (l) The Instrument must not arise from the sale of a Parcel in a Project for which ninety percent (90%) of the then unpaid principal balance of Instruments arising from such Project and assigned to Lender, exceeds $3,000,000; provided, however that such limitation shall not apply to Instruments arising from Carolina Lakes, Carolina Trace or Lake Ridge."

        (h) Paragraph 9.12 is deleted in its entirety and the following is substituted in its place:

    9.12 (a) Lender has entered into a Construction and Receivables Loan and Security Agreement ("Mountainloft Loan Agreement") dated as of February 18, 1994, with Patten, the sole stockholder and



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an affiliate of Borrower, pursuant to which Lender has agreed to make to Patten a construction loan in the maximum amount of Three Million One Hundred Thousand Dollars ($3,100,000) ("Mountainloft Construction Loan") and a receivables revolving line of credit loan in the amount not to exceed Five Million Dollars ($5,000,000) at any time ("Mountainloft Receivables Loan"; and the Mountainloft Construction Loan and Mountainloft Receivables Loan collectively, "Mountainloft Loans"), subject to the terms and conditions of the Mountainloft Loan
Agreement. Lender is entering into or has entered into a Loan Agreement ("Lake Ridge Loan Agreement") with Properties of the Southwest, Inc., a Delaware corporation ("PSI"), a wholly-owned subsidiary of Patten, pursuant to which Lender has agreed to make to PSI a loan in an amount not to exceed Four Million Five Hundred Thousand Dollars ($4,500,000) ("Lake Ridge Loan"; and the Mountainloft Loans and Lake Ridge Loan collectively "Mountainloft/Lake Ridge Loans"). As used in this Agreement, the term "Other Credit Facilities" shall mean at any time, all other loans and credit facilities then outstanding between PSI, Patten and/or any Affiliate of Borrower on the one hand, and Lender on the other hand, including, without limitation, the Lake Ridge Loan and the Mountainloft Loans; the term "Credit Facility" means any one of the Other Credit Facilities or this Loan; the term "Lake Ridge Loan Documents" shall mean the documents now or hereafter executed in connection with the Lake Ridge Loan, as they may be from time to time renewed, amended, restated or replaced; the term "Mountainloft Construction Loan Documents" shall mean the documents now or hereafter executed in connection with the Mountainloft Construction Loan, as they may be from time to time renewed, amended, restated or replaced; the term "Mountainloft Receivables Loan Documents" shall mean the documents now or hereafter executed in connection with the Mountainloft Receivables Loan, as they may be from time to time renewed, amended, restated or replaced; and the term "Other Credit Facilities Documents" shall mean the documents now or hereafter executed in connection with the Other Credit Facilities, including, without limitation, the Lake Ridge Loan Documents, the Mountainloft Construction Loan Documents, and the Mountainloft Receivables Loan Documents, as they may be from time to time renewed, amended, restated or replaced.

             (b) An Event of Default under the Documents shall constitute an "Event of Default" as that term is defined in any of the Other Credit Facilities Documents; or if an "Event of Default" is not a defined term with respect to any of the Other Credit Facilities, shall, without further condition or delay, permit Lender to accelerate the payment of such Other Credit Facility, cease funding under any Other Credit Facility or to foreclose its lien or security interest on any of the collateral for such Other Credit Facility. An "Event of Default" as that term is defined in any of the Other Credit Facilities Documents and/or any act or event which, without further condition or delay, permits Lender to accelerate the payment of any Other Credit Facility and/or exercise its remedies to either cease funding under such Other Credit Facility or foreclose its lien or security interest on any collateral for any Other Credit Facility shall constitute an Event of Default under the Documents.

             (c) Without limiting the generality of any other provision contained herein, the Security Interest granted by Borrower hereunder and all collateral now or hereafter given under the Documents as security for the Loan is intended to and does secure performance of the obligations of Patten under the Mountainloft Construction Loan Documents and the Mountainloft Receivables Loan Documents (collectively "Mountainloft Obligations"); and all collateral now or hereafter given under the Mountainloft Construction Loan Documents and Mountainloft Receivables Loan Documents as security for the Mountainloft Obligations is intended to and does secure the Obligations.

             (d) If an Event of Default exists and Lender is entitled to apply the proceeds of the Receivables Collateral to the Obligations, it may apply such proceeds to the Mountainloft Obligations in such order and manner as Lender may determine.

             (e) Notwithstanding anything in this Agreement to the contrary, in no event shall Lender have any obligation to make any Advance if after giving effect to the Advance, the sum of the Advance and the unpaid principal balance of the Loan and the Lake Ridge Loan would exceed Twenty-Four Million Dollars Five Hundred Thousand ($24,500,000). Notwithstanding anything in this Agreement or the




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     Note to the contrary, in no event may Borrower prepay the Loan in full unless the Lake Ridge Loan and all other obligations under the Lake Ridge Loan Documents are paid in full at the same time.

     2.3 Borrower shall pay Lender a non-refundable renewal fee ("Renewal Fee") equal to one (1.0%) of the difference on May 13, 1994 between Twenty Million Dollars ($20,000,000) and the unpaid principal balance of the Loan. Borrower shall pay a documentation fee in the amount of Twenty-Five Thousand Dollars ($25,000) for the documentation and closing of the transaction contemplated by this Amendment No. 9 ("Documentation Fee"). The Documentation Fee is inclusive of, and not in addition to, that "Documentation Fee" payable pursuant to the terms of the Lake Ridge Loan Documents. The entire Renewal Fee and Documentation Fee shall be due and payable upon execution of this Amendment No. 9, but not later than June 30, 1994. Borrower acknowledges that the Renewal Fee and Documentation Fee have been earned and are non-refundable except as provided below. Borrower will pay on demand or, at Lender's election, reimburse Lender for all Lender's out-of-pocket expenses for the documentation and closing of the transaction contemplated by this Amendment No. 9. Without limiting the generality of the foregoing, Borrower shall pay all costs and expenses (including computer, telecopy, telephone and staff overtime charges) of Lender's attorneys in connection with the preparation, negotiation and execution of the Lake Ridge Loan Documents and the Modification Documents (as defined in paragraph 2.7(a)), the first advance of the Lake Ridge Loan Advance, the first Receivables Advance following execution of the Modification Documents and the first Advance against Eligible Instruments arising from the sale of lots in the Lake Ridge Phase I Project. However, Borrowers shall have no obligation to pay or reimburse Lender for attorneys' fees (excluding costs and expenses) for such matters, except for such attorneys' fees which are in excess of Twenty-Five Thousand Dollars ($25,000) and are caused by the negligence or lack of diligence or cooperation by Borrower or PSI or third parties in the negotiation of such documents and the closing of such advances, changes requested by Borrower or PSI to the commitment letter dated as June 15, 1994 from Lender to Borrower and accepted by Borrower on June, 1994 or circumstances which could not reasonably have been foreseen by Lender or its counsel.

     2.4 Borrower confirms and restates to Lender as of the date hereof all its representations and warranties set forth in the Agreement, as amended hereby, and the other documents executed by. Borrower evidencing, securing or otherwise pertaining to the Loan ("Documents"). Borrower represents and warrants to Lender that since May 12, 1993, except for such changes shown in the documents delivered to Lender pursuant to paragraph 2.6(e) and any changes to advertising materials in conformance with applicable law, there have been no material changes to the documents used in connection with the sale of Parcels or the governance of the Projects. Borrower agrees that all liens and security interests granted by it in the Documents are reaffirmed for the benefit of Lender and shall secure the Loan and the Mountainloft/Lake Ridge Obligations (as defined in the Agreement). Borrower further acknowledges that Lender has performed and is not in default of its Obligations under the Documents and that there are no offsets, defenses or counterclaims with respect to any of its Obligations under the Documents.

     2.5 Borrower will execute and deliver such further instruments and do such things as in the sole and absolute judgment of Lender are necessary or desirable to effect the intent of this Amendment and to secure to Lender the benefits of all rights and remedies conferred upon Lender by the terms of this Amendment No. 9 and any other documents executed in connection herewith, including, without limitation, amendments to security loan documents and financing statements.

     2.6 This Amendment No. 9 shall not be binding upon Lender unless and until the following conditions have been satisfied, which in no event shall be later than June 30, 1994:

           (a) Borrower has delivered to Lender the following documents and other items, all of which shall be properly completed and executed and shall otherwise be satisfactory in form and substance to Lender in its sole and absolute discretion:

                 (i) a resolution from Borrower authorizing (A) the execution and delivery of this Amendment and the other documents called for in this Amendment or requested by Lender pursuant to this paragraph ("Modification Documents") and (B) the transaction contemplated hereby;

               (ii) a resolution from Guarantor authorizing the execution and delivery of the Modification Documents required to be executed by it;




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              (iii) a Consent of Guarantor and Amendment to Guarantee
           (Patten);

               (iv) an opinion from counsel to Borrower and Guarantor as to such matters as Lender may require, which counsel shall be reasonably satisfactory to Lender;

               (v) such amendments to recorded and filed Documents as Lender may deem necessary; and

              (vi)  such other items as Lender may reasonably require.

           (b) Lender has received and approved, in its sole and absolute discretion, the results of updated lien, litigation, judgment and bankruptcy searches for Borrower, Guarantor and Operating
     Subsidiaries.

           (c)   Lender has received the Renewal Fee and the Documentation Fee.

           (d) Lender has received evidence that Borrower is in compliance with all environmental, health and safety laws and that it does not have any material contingent liability in connection with such matters.

           (e) Lender has received all material changes made since May 13, 1993 to the documents used in connection with the sale of Parcels and/or the governance of the Projects, and copies of all public reports/offering statements/prospectuses required by law to be utilized in those jurisdictions where it (or its Operating Subsidiaries) is currently selling Parcels or offering them for sale.

           (f) Lender has received evidence that Borrower (or Guarantor or its Operating Subsidiaries) has been registered and maintained all necessary licenses and permits as required by applicable law in all jurisdictions where it (or Guarantor or its Operating Subsidiaries) has sold or offered Parcels for sale since May 13, 1993.

           (g) Lender has received current financial statements for the property owners' associations Project.

Waiver by Lender of any of the foregoing as a condition to the effectiveness of this Amendment shall not relieve Borrower of the obligation to satisfy such condition as promptly as possible thereafter.

     2.7 This Amendment may not be amended or otherwise modified except in a writing duly executed by the parties hereto.

     2.8 If any one or more of the provisions of this Amendment is held to be invalid, illegal or unenforceable in any respect or for any reason (all of which invalidating laws are waived to the fullest extent possible), the validity, legality and enforceability of any remaining portions of such provision(s) in every other respect and of the remaining provision(s) of this Amendment shall not be in any respect impaired. In lieu of each such unenforceable provision, there shall be added automatically as a part of this Amendment a provision that is legal, valid and enforceable and is similar in terms to such unenforceable provisions as may be possible.

     2.9 This Amendment constitutes the entire agreement and understanding of the parties with respect to the subject matter hereof and this Amendment and the Documents, as amended hereby, supersedes all prior written or oral understandings and agreements between the parties in connection with its subject matter.

     2.10 All Schedules and Exhibits referred to herein are herein incorporated by this reference.

     2.11 This Amendment may be executed in one or more counterparts, and any number of which having been signed by all the parties hereto shall be taken as one original.

     2.12 Borrower and Lender hereby ratify and confirm the Loan Agreement, as amended hereby, in all respects; and, except as expressly amended hereby, the Loan Agreement shall remain in full force and effect.



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         IN WITNESS WHEREOF this instrument is executed as of the date set forth above.

   "BORROWER"                            PATTEN RECEIVABLES FINANCE
                                         CORPORATION VI, a Delaware
                                         corporation



                                         By: Alan L. Murray
                                         Type/Print Name: Alan L. Murray
                                         Title: Treasurer

"LENDER"                                 GREYHOUND FINANCIAL CORPORATION, a
                                         Delaware corporation



                                         By: Jack Fields, III
                                         Type/Print Name: Jack Fields, III
                                         Title: Senior Vice President



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